UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Schwab Strategic Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below

(State of incorporation or organization)	(IRS Employer
Identification No.)

211 Main Street
San Francisco, California	94105

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

	Name of exchange on	I.R.S. Employer
Title of each	which each class is to be	Identification
class to be registered	registered	Number

Schwab U.S. Aggregate Bond ETF	NYSE Arca, Inc.	45-0620108
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-160595
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered
Reference is made to Post-Effective Amendment No. 12 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR (Accession No. 0000950123-11-064649) on July 8, 2011 (Securities Act file number 333-160595 and Investment Company Act file number 811-22311), which is incorporated herein by reference.
Item 2. Exhibits
A.	Registrant’s Certificate of Trust, dated January 27, 2009, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR (Accession No. 0000950123-09-022452) on July 15, 2009.

B.	Registrant’s Amended and Restated Agreement and Declaration of Trust, dated October 12, 2009, is incorporated herein by reference to Exhibit (a)(3) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR (Accession No. 0000950123-09-053288) on October 27, 2009.

C.	Registrant’s By-Laws, dated January 26, 2009, are incorporated herein by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission via EDGAR (Accession No. 0000950123-09-022452) on July 15, 2009.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Schwab Strategic Trust
Date: July 11, 2011	By:	/s/ Marie Chandoha
Marie Chandoha
President and Chief Executive Officer